SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) October 18, 2001
                                  ----------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------











                                      - 1 -


ITEM 9.  Forward Looking Information Relating to General Motors Corporation
(GM) 2002 financial outlook.

      Today, reviewing GM's third quarter 2001 results in a conference call with Wall Street securities analysts, the media and the general public, John Devine, Vice Chairman and Chief Financial Officer, and Bill Muir, Executive Vice President, Chief Financial Officer and Director of GMAC, gave guidance related to GM's 2002 financial outlook.

      Mr. Devine stated that the value of the US hourly and salaried pension plan investments has declined 8% this year. A decrease in the value of these investments during the current year will not have any impact on 2001 earnings. However, it will affect earnings adversely in 2002. If at the end of 2001 the value of these investments has declined 5%, the earnings impact in 2002 would be a loss of approximately $1.30 per share of GM $1-2/3 par value common stock; if at the end of the year the value of these investments has declined 10%, the earnings impact in 2002 would be a loss of approximately $1.80 per share of GM $1-2/3 par value common stock. Mr. Devine added that GM does not expect to make any further cash contributions to the pension plans for several years.

     Mr. Devine also stated that he expects GM to be profitable and have a positive cash flow in 2002.

      Mr. Muir stated while GMAC expects to see a slight deterioration in earnings of approximately $200 million in 2002, it will remain a strong contributor to GM's consolidated earnings.


                                    # # # # #

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    October 18, 2001
        ----------------
                                       By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)









                                      - 2 -